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                                                               EXHIBIT 23.7

                          Lazard Freres & Co. LLC
                           30 Rockefeller Plaza
                           New York, N.Y. 10020
                         Telephone (212) 632-6000                     New York
                         Facsimile (212) 632-6060


                                                         September 25, 1997

To the Board of Directors:

  We hereby consent to the reference to the presentation of our Firm, dated April 13, 1997, to the Board of Trustees of Meditrust under the caption "The Mergers--Financial Analysis of Financial Advisor to Meditrust and MAC" in the Joint Proxy Statement/Prospectus of Meditrust, Meditrust Acquisition Company and The Santa Anita Companies, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of The Santa Anita Companies. In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under Section 7 of, the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                                 /s/ J. Ira Harris

                                              By _________________________

                                            J. Ira Harris, Managing Director